UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

American National Bankshares Inc. (“Company”) held its annual shareholders’ meeting on May 15, 2012.  There were 7,588,717 shares of common stock entitled to vote at the Annual Meeting, of which 4,324,384 shares were present in person or by proxy. At the annual meeting, our shareholders (i) elected each of the persons listed below to serve as a Class I, II, and III directors of the Company, (ii) approved executive compensation of the Company’s named executive officers as disclosed in the proxy statement.

Our independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Class I Directors to Serve Until the 2015 Annual Meeting
Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael P. Haley	3,891,217	433,167	0
Charles S. Harris	4,141,338	183,046	0
Franklin W. Maddux, M.D.	3,835,657	488,727	0
Robert A. Ward	3,903,480	420,904	0
F.D. Hornaday, III	4,142,817	181,567	0

Proposal 1: Election of Class II Directors to Serve Until the 2013 Annual Meeting
Nominees	Votes For	Votes Withheld	Broker Non-Votes
John H. Love	4,129,052	195,332	0
Jeffrey V. Haley	3,916,455	407,929	0

Proposal 1: Election of Class III Directors to Serve Until the 2014 Annual Meeting
Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ben J. Davenport, Jr.	3,872,589	451,795	0

Proposal 2: Approval of Executive Compensation as Disclosed in the Proxy Statement

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,926,391	280,315	117,678	0